Exhibit 24.7
POWER OF ATTORNEY

WHEREAS, ILLINOIS POWER COMPANY, an Illinois corporation (herein referred to as the "Company"), is required to file with the Securities and Exchange Commission, under the provi-sions of the Securities Exchange Act of 1934, as amended, its annual report on Form 10-K for the year ended December 31, 2004; and

WHEREAS, each of the below undersigned holds the office or offices in the Company set opposite his name;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Gary L. Rainwater and/or Scott A. Cisel and/or Warner L. Baxter and/or Steven R. Sullivan and/or Martin J. Lyons and/or Jerre E. Birdsong the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned to said Form 10-K and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 11th day of February 2005:

Gary L. Rainwater, Chairman,
Chief Executive Officer and Director
(Principal Executive Officer)	/s/ G. L. Rainwtater

Warner L. Baxter, Executive Vice President
and Chief Financial Officer and Director
(Principal Financial Officer	/s/ Warner L. Baxter

Scott A. Cisel, Director	/s/ S. A. Cisel

Daniel F. Cole, Director	/s/ Daniel F. Cole

Steven R. Sullivan, Director

Thomas A. Voss, Director	/s/ Thomas A. Voss

David A. Whiteley, Director	/s/ David A. Whiteley

Martin J. Lyons, Vice President and Controller
(Principal Accounting Officer)	/s/ Martin J. Lyons

STATE OF MISSOURI       )
) SS.
CITY OF ST. LOUIS            )

On this 11th day of February, 2005, before me, the undersigned Notary Public in and for said State, personally appeared the above-named officers and directors of Illinois Power Company, known to me to be the persons described in and who executed the foregoing power of attorney and acknowledged to me that they executed the same as their free act and deed for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

                     /s/ S. A. Kitchens
   S. A. Kitchens
Notary Public - Notary Seal
   STATE OF MISSOURI
St. Louis County
   My Commission Expires: July 9, 2007